Exhibit 99.1

Earthstone Energy, Inc. Reports Third Quarter 2016 Results

The Woodlands, Texas, November 8, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three month period ended September 30, 2016.

Third Quarter 2016 Summary

•	Average daily production of 3,979 Boepd
•	Total revenue of $11.1 million, which includes the effects of realized hedges
•	Net loss of $3.9 million
•	Adjusted EBITDAX(1) of $2.8 million

(1)See “Reconciliation of Non-GAAP Financial Measures” section below.

Operations Update – Eagle Ford

During the third quarter of 2016, we initiated our previously announced capex program that includes completing 12 gross (5.3 net), Eagle Ford wells by the end of 2016.  In October 2016, we brought on-line six gross wells, including four gross (1.3 net) wells within our Boggs Unit in Karnes County, Texas, and two gross (1.0 net) wells within our Flatonia Townsite Unit in Fayette County, Texas.  The Boggs #1 well had an initial rate that exceeded 1,200 barrels of oil equivalent (“Boepd”).  We are producing all of the Boggs wells on small chokes, and, as such, for the first 30 days, these wells averaged approximately 600 gross Boepd (93% oil) on 12/64-inch and 14/64-inch chokes.  These four wells averaged approximately $106,000 per stage to complete.  The Flatonia Townsite wells were frac’d utilizing a slick water design, which was our first for this area.  These two wells averaged $122,000 per stage.  The cost per stage was higher than the Boggs wells as a result of higher treatment pressures as well as larger fluid and proppant volumes per stage.  Compared to completion costs in 2015 in the same area, the Company achieved cost savings of 34% on a cost per completed lateral foot basis.  The Flatonia Townsite wells are flowing back now, and we will provide a production update in the coming weeks.  The remaining six wells are located on adjacent pads in our producing Hope and Rumley Units located in Fayette County, Texas.  Current costs are averaging approximately $105,000 per stage as we further refine our slick water frac design.  We expect these units to be on-line near year-end.

Subject to commodity prices, we plan to re-establish our Eagle Ford drilling program early next year in southwestern Gonzales County that has the potential for 30 gross wells.  Pending resolution of certain land matters, we expect to start with five wells in two units where we have a 17% to 33% working interest and then followed by a six-well pad where we have a 50% working interest.

Operations Update – Midland Basin

Our first horizontal well (since closing the Lynden acquisition in May 2016) in Howard County, Texas, the Tubb A #1HA (40.4% working interest), has been drilled and is being completed.  The well was drilled to a total measured depth of 17,585 feet and has a completed lateral length of 9,877 feet in the Wolfcamp A interval.  The Company anticipates first production in November 2016.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,
	2016	2015(1)
Total Revenue	10,593	13,080
Realized Hedge Settlements	533	1,741
Adjusted Revenue (including realized hedge settlements)	11,126	14,821
Net (Loss) Income	(3,900)	1,718
(Loss) Income Per Share (Diluted)	(0.17)	0.12
Adjusted EBITDAX(2)	2,841	7,536

Production(1):
Oil (MBbls)	201	246
Gas (MMcf)	563	742
NGL (MBbls)	71	58
Total (MBoe)	366	428
Average daily production (Boepd)	3,979	4,646

Average prices:
Oil ($/Bbl)	41.11	42.20
Gas ($/Mcf)	2.52	2.66
NGL ($/Bbl)	11.95	11.73
Total ($/Boe)	28.77	30.49

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	44.07	49.27
Gas ($/Mcf)	2.40	2.66
NGL ($/Bbl)	11.95	11.73
Total ($/Boe)	30.22	34.56
(1)

Amounts shown above for the three months ended September 30, 2015, are those previously reported.  Comparative production was 4,080 Boepd for the period after eliminating accrued production related to certain non-operated natural gas wells that were subsequently deemed non-consent in connection with certain pending litigation.  For further information, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2015, and its press release dated March 11, 2016.

(2)	See “Reconciliation of Non-GAAP Financial Measures” section below.

Hedging Update

The Company has hedged for the fourth quarter of 2016 approximately 44% of the mid-point of its 2016 full year production guidance, including 135,000 Bbls at an average price of $49.35/Bbl and 300,000 MMBtu at average price of $2.604/MMBtu, respectively.  During the third quarter of 2016, the Company entered into additional hedge transactions associated with its oil and natural gas production for the 2017 and 2018.  For 2017, the Company has hedged a total of 420,000 Bbls at an average price of $48.86/Bbl and 1,560,000 MMBtu at average price of $2.946/MMBtu.  For 2018, the

Company has hedged a total of 270,000 Bbls at an average price of $50.70/Bbl and 600,000 MMBtu at average price of $2.907/MMBtu.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “Our accomplishments in the first half of 2016, including the closing of the Lynden acquisition and our public equity offering, has positioned us nicely to continue our growth in the second half of 2016.  We are completing our 12-well Eagle Ford inventory and participating in a Wolfcamp well in Howard County which will lead to production growth in the fourth quarter of 2016 and first quarter of 2017.  In addition, pending commodity prices, we anticipate resuming our operated Eagle Ford drilling program in the first quarter of 2017 in southwestern Gonzales County.”

Conference Call Details

Earthstone is hosting a conference call on Wednesday, November 9, 2016 at 10:00 a.m. Eastern (9:00 a.m. Central) to discuss its third quarter 2016 results and current operations.  Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until Wednesday, November 23, 2016 at 11:59 p.m. Eastern (10:59 p.m. Central).  The number for the replay is 877-481-4010 for domestic calls or 919-882-2331 for international calls, using Replay ID: 10135.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and in the Williston Basin of North Dakota.  Earthstone is traded on NYSE MKT under the symbol “ESTE.”  Information on Earthstone can be found at www.earthstoneenergy.com.  The Company’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to:

the risks of the oil and gas industry (for example, volatile oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.

In connection with the proposed transaction with Bold Energy III LLC, Earthstone will file with the SEC and mail to its security holders a proxy statement and other relevant documents.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Earthstone and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com.  Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.  In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with Bold Energy III LLC.  Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on October 4, 2016 in connection with its 2016 annual meeting of stockholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact

Neil K. Cohen

Vice President, Finance and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
ASSETS	2016	2015
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$23,809	$23,264
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	9,205	13,529
Joint interest billings and other	2,108	4,924
Prepaid expenses and other current assets	2,376	498
Current derivative asset	185	3,694
Total current assets	37,683	45,909
Oil and gas properties, successful efforts method:
Proved properties	348,408	283,644
Unproved properties	59,942	34,609
Total oil and gas properties	408,350	318,253

Accumulated depreciation, depletion, and amortization	(135,823)	(119,920)
Net oil and gas properties	272,527	198,333
Other noncurrent assets:
Goodwill	20,549	17,532
Office and other equipment, less accumulated depreciation of $1,426 and $1,028 at September 30, 2016 and December 31, 2015	1,605	1,934
Other noncurrent assets	1,112	1,236
TOTAL ASSETS	$333,476	$264,944
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,529	$11,580
Accrued expenses	10,445	12,975
Revenues and royalties payable	6,846	8,576
Advances	6,481	15,447
Current portion of long-term debt	1,591	—
Current derivative liability	1,237	—
Total current liabilities	39,129	48,578

Noncurrent liabilities:
Long-term debt	13,104	11,191
Asset retirement obligations	5,815	5,075
Noncurrent derivative liability	1,101	—
Deferred tax liability	1,051	—
Other noncurrent liabilities	183	227
Total noncurrent liabilities	21,254	16,493

Commitments and Contingencies (Note 10)

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 22,289,177 and 13,835,128 shares issued and outstanding at September 30, 2016 and December 31, 2015	23	14
Additional paid-in capital	452,790	358,086
Accumulated deficit	(179,260)	(157,767)
Treasury stock, 15,357 shares at September 30, 2016 and December 31, 2015	(460)	(460)
Total equity	273,093	199,873

TOTAL LIABILITIES AND EQUITY	$333,476	$264,944

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$8,262	$10,385	$21,898	$31,586
Natural gas	1,417	1,971	3,376	5,483
Natural gas liquids	851	677	1,843	2,164
Total oil, natural gas, and natural gas liquids revenues	10,530	13,033	27,117	39,233
Gathering income	55	60	142	233
Gain (loss) on sales of oil and gas properties, net	8	(13)	8	1,667
Total revenues	10,593	13,080	27,267	41,133
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	3,981	4,138	10,248	12,751
Severance taxes	522	746	1,418	2,122
Rig idle and contract termination expense	—	—	5,059	—
Depreciation, depletion, and amortization	5,149	8,107	16,252	22,705
Re-engineering and workovers	798	234	1,379	520
Exploration expense	—	—	5	142
General and administrative expense	3,131	2,450	8,602	7,505
General and administrative expense - stock-based compensation	1,328	—	1,889	—
Total operating costs and expenses	14,909	15,675	44,852	45,745
Loss from operations	(4,316)	(2,595)	(17,585)	(4,612)
OTHER INCOME (EXPENSE)
Interest expense, net	(341)	(169)	(934)	(507)
Gain (loss) on derivative contracts, net	946	5,166	(2,517)	4,522
Other income (expense), net	12	127	(70)	384
Total other income (expense)	617	5,124	(3,521)	4,399
(Loss) income before income taxes	(3,699)	2,529	(21,106)	(213)
Income tax expense (benefit)	201	811	387	(69)
Net (loss) income	$(3,900)	$1,718	$(21,493)	$(144)
Net (loss) income per common share:
Basic	$(0.17)	$0.12	$(1.23)	$(0.01)
Diluted	$(0.17)	$0.12	$(1.23)	$(0.01)
Weighted average common shares outstanding:
Basic	22,289,177	13,835,128	17,433,079	13,835,128
Diluted	22,289,177	13,835,128	17,433,079	13,835,128

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:	(In thousands)
Net loss	$(21,493)	$(144)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	16,252	22,705
Total loss (gain) on derivative contracts, net	2,517	(4,522)
Operating portion of net cash received in settlement of derivative contracts	3,330	4,178
Rig idle and termination expense	5,059	—
Accretion of asset retirement obligations	404	425
Stock-based compensation	1,889	—
Deferred income taxes	387	(69)
Amortization of deferred financing costs	220	195
Settlement of asset retirement obligations	(15)	(65)
Gain on sale of assets	(8)	(1,667)
Changes in assets and liabilities:
Decrease in accounts receivable	9,141	5,362
(Increase) decrease in prepaid expenses and other	(1,790)	548
Decrease in accounts payable and accrued expenses	(3,462)	(15,547)
Decrease in revenue and royalties payable	(1,730)	(7,318)
(Decrease) increase in advances	(8,966)	224
Net cash provided by operating activities	1,735	4,305
Cash flows from investing activities:
Lynden Arrangement, net of cash acquired	(31,334)	—
Acquisitions of oil and gas property	—	(8,706)
Additions to oil and gas property and equipment	(15,272)	(57,705)
Additions to other property and equipment	(63)	(328)
Proceeds from sales of oil and gas properties	—	3,441
Net cash used in investing activities	(46,669)	(63,298)
Cash flows from financing activities:
Proceeds from borrowings	36,597	—
Repayments of borrowings	(38,165)	—
Issuance of common stock, net of offering costs of $2.7 million	47,125	—
Deferred financing costs	(78)	(127)
Net cash provided by (used in) financing activities	45,479	(127)
Net increase (decrease) in cash and cash equivalents	545	(59,120)
Cash and cash equivalents at beginning of period	23,264	100,447
Cash and cash equivalents at end of period	$23,809	$41,327
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$688	$284
Non-cash investing and financing activities:
Common stock issued for Lynden Arrangement	$45,698	$—
Acquisitions of oil and gas property	$—	$2,130
Asset retirement obligations	$101	$128

Earthstone Energy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Unaudited

Non-GAAP Financial Measures

The non-GAAP financial measures of Adjusted Net Income and Adjusted EBITDAX, as calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP (U.S. Generally Accepted Accounting Principles). These disclosures may not be comparable to similarly titled measures used by other companies. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss, or any other GAAP measure of financial position or results of operations.

I. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, (gain) loss on sale of assets; accretion; impairment expense; depletion, depreciation, and amortization; exploration expense; idle rig expense; interest expense; interest income; unrealized (gain) loss on derivatives; non-cash stock compensation expense; and income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of Net Income (Loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended September 30,
	2016	2015
Net (Loss) Income	(3,900)	1,718
(Gain) loss on sale of assets	(8)	13
Accretion	143	143
Depletion, depreciation, and amortization	5,149	8,107
Interest expense	344	180
Interest income	(3)	(11)
Unrealized gain on derivative contracts	(413)	(3,425)
Non-cash stock based compensation	1,328	--
Income tax expense	201	811
Adjusted EBITDAX	2,841	7,536